EXHIBIT 15.2

May 11, 2007

Baidu.com, Inc.

12/F, Ideal International Plaza

No. 58 West-North 4th Ring

Beijing, PRC 100080

Dear Sirs,

We consent to the reference to our firm under the headings “Chinese Government Regulations” and “Organizational Structure” in Baidu.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2006, which will be filed with the Securities and Exchange Commission in the month of May 2007.

Yours faithfully,

/s/ Hawkhigh Law Firm
Hawkhigh Law Firm